Frankly Co.

333 Bryant Street, Suite 240

San Francisco, CA 94107

Dated as of August 15, 2016

Steven Chung

3921 Durand Drive

San Mateo, CA 94403

Re:       Amendment of Employment Agreement

Dear Steve,

Reference is made to the Employment Agreement between you (“Employee”) and Frankly Co. (Company”) dated 3/23/2015 (the “Agreement”). In exchange for consideration, the receipt and sufficiency of which are hereby acknowledged, when signed below, the Agreement will be further amended as follows:

Salary Adjustment – For the period commencing on August 16, 2016 and ending on December 31, 2016, the salary payable to Employee under the Agreement will be reduced from the annual rate of $360,000.00 to the annual rate of $226,667.00. Commencing on January 1, 2017, Employee’s salary rate will return to the $360,000.00 annual rate. The foregoing reduction in salary will not be factored into the calculation of any bonus for which Employee may be eligible.

Except as amended herein, the Agreement will continue in full force and effect.

If the foregoing is acceptable, please return a signed copy of this Amendment to us at your earliest convenience, and we will return a fully-executed copy to you.

Sincerely,

Frankly Co.

By:
	Name:	John F. Wilk
	Title:	General Counsel

Accepted and Agreed:

Steven Chung

Frankly Co.

333 Bryant Street, Suite 240

San Francisco, CA 94107

Dated as of August 15, 2016

Harrison Shih

1180 Filbert Street, Apt 503

San Francisco, CA 94109

Re:       Amendment of Employment Agreement

Dear Harrison,

Reference is made to the Employment Agreement between you (“Employee”) and Frankly Co. (Company”) dated 8/15/2014 (the “Agreement”). In exchange for consideration, the receipt and sufficiency of which are hereby acknowledged, when signed below, the Agreement will be further amended as follows:

Salary Adjustment – For the period commencing on August 16, 2016 and ending on December 31, 2016, the salary payable to Employee under the Agreement will be reduced from the annual rate of $300,000.00 to the annual rate of $273,333.00. Commencing on January 1, 2017, Employee’s salary rate will return to the $300,000.00 annual rate. The foregoing reduction in salary will not be factored into the calculation of any bonus for which Employee may be eligible.

Except as amended herein, the Agreement will continue in full force and effect.

If the foregoing is acceptable, please return a signed copy of this Amendment to us at your earliest convenience, and we will return a fully-executed copy to you.

Sincerely,

Frankly Co.

By:
	Name:	John F. Wilk
	Title:	General Counsel

Accepted and Agreed:

Harrison Shih